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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Jaguar Mining Inc.

We consent to the inclusion in this annual report on Form 40-F of:

•	our Independent Auditors’ Report of Registered Public Accounting Firm dated March 21, 2013 on the consolidated balance sheets of Jaguar Mining Inc. as at December 31, 2012 and December 31, 2011, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2012 and December 31, 2011; and

•	our Report of Independent Registered Public Accounting Firm dated March 21, 2013 on Jaguar Mining Inc.’s internal control over financial reporting as of December 31, 2012,

each of which is contained in this annual report on Form 40-F of Jaguar Mining Inc. for the fiscal year ended December 31, 2012. We also hereby consent to the incorporation by reference of the above mentioned reports into the Registration Statement on Form S-8 (Registration No. 333-144969) of Jaguar Mining Inc.

Chartered Accountants, Licensed Public Accountants
Toronto, Canada

March 22, 2013